Exhibit 10.60

Consolidated Futures Trading, LLC

May 15, 2023

Matias Goldenhorn, CEO

Athena Bitcoin Global, Inc.

1332 N Halstead St, Ste 401

Chicago, IL 60642

Re:	Payoff Letter (this “Letter”) regarding the secured loan (the “Consolidated Loan”) made to Athena Bitcoin, Inc., a Delaware corporation (the “Borrower”) by Consolidated Future Trading, LLC (the “Lender”) pursuant to that certain Loan Agreement dated Senior Note Purchase Agreement dated May 30, 2017, as amended and subsequently restructured by that certain Loan Restructuring Agreement dated June 9, 2022 by and between the Borrower and the Lender, in effect as of the date hereof (the “Loan Agreement”).

Dear Mr. Goldenhorn:

The Lender understands that Borrower intends to terminate its commitments under the Consolidated Loan and repay all outstanding indebtedness and other obligations owing from Borrower to Lender thereunder (the “Obligations”) as of May 17, 2023 (the “Termination Date”), in connection with a refinancing transaction at the closing of which Borrower intends to repay all such sums outstanding to the Lender. The Lender has been requested to provide this Letter setting forth the conditions upon which Lender and, as the case may be, its stockholders, partners, members, directors, officers, employees, representatives, agents, insurers, guarantors, parents and subsidiaries, and its and their successors, assigns, heirs and estates (“Affiliates”) will release Borrower from the Obligations and any security interest in any collateral securing the Obligations (the “Release Conditions”).

The sum of the aggregate outstanding principal balance due to Lender under the Consolidated Loan as of the Termination Date is estimated to be $65,000.00, plus interest accrued in the amount of $700.68 through the date of payoff if not occurring by the Termination Date, at a rate of $36.99 per day (the “Payoff Amount”). The Release Conditions are as follows: (i) Borrower shall pay or cause to be paid to Lender, at Borrower’s cost and expense, on or before the Termination Date by federal funds wire transfer, the Payoff Amount (in immediately available funds) to: wire instructions separately provided in writing by Lender; and (ii) Lender shall have received an executed counterpart of this Letter from Borrower.

Upon the occurrence of the Release Conditions: (a) the debt evidenced by the Consolidated Loan shall be paid in full and all other indebtedness of Borrower under the Consolidated Loan shall be satisfied in full; (b) the Obligations under the Consolidated Loan shall be terminated, and Lender shall have no further obligation to make any loans or have any other obligations, duties or responsibilities in connection with the Consolidated Loan; (c) any and all security interests, mortgages, liens, pledges, charges and other encumbrances in favor of Lender to secure the Obligations shall be automatically released with no further action on Lender’s part; (d) any and all guaranties supporting the Consolidated Loan shall be released with no further action on Lender’s part; (e) all of the other respective obligations of Borrower and its Affiliates under the Consolidated Loan shall be released with no further action on Lender’s part; and (f) the Consolidated Loan shall be terminated, canceled and of no further force and effect.

Notwithstanding anything to the contrary, the Lender understands that Borrower agrees that the warrant issued to Lender, dated May 30, 2017, to purchase 100,000 shares of common stock of the Borrower, remains in full force and effect, and can be exercised pursuant to and subject to the provisions of the warrant.

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Upon the occurrence of the Release Conditions, Lender agrees to procure, deliver or execute and deliver to Borrower, from time to time, all further releases, termination statements, certificates, instruments and documents, each in form and substance satisfactory to Borrower, and take any other actions, as may be reasonably requested by Borrower or its Affiliates, or which are required to evidence the consummation of the payoff contemplated hereby. Upon the occurrence of the Release Conditions, Lender hereby authorizes Borrower, or any other party on behalf of Borrower, to prepare and file UCC-3 termination statements, intellectual property releases and other instruments and documents evidencing the consummation of the payoff contemplated hereby and the aforementioned termination and release, as may be applicable.

This Letter may be executed in multiple counterparts and by facsimile or other verifiable electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

Sincerely,

LENDER

Consolidated Futures Trading, LLC

By: ______________________________________

Name: ___________________________________

Title: ____________________________________

ACKNOWLEDGED AND AGREED BY:

BORROWER

Athena Bitcoin, Inc.

By: ______________________________________

Name: Matias Goldenhorn

Title: President

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